UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)
March 30, 2021

AMCOR PLC

(Exact Name of Registrant as Specified in its Charter)

Jersey (Channel Islands)	110-38932	98-1455367
(State or Other Jurisdiction Of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

83 Tower Road North
Warmley, Bristol
United Kingdom
(Address of principal executive offices)

BS30 8XP

(Zip Code)

Registrant's telephone number, including area code: +44 117 9753200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, par value $0.01 per share	AMCR	The New York Stock Exchange
1.125% Guaranteed Senior Notes Due 2027	AUKF/27	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (*230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (*240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On March 30 2021, Amcor plc (the “Company”) entered into the following agreements:

•	Amendment No. 2 to the Three-Year Syndicated Facility Agreement (the “Three-Year Amendment”), which amends that certain Three-Year Syndicated Facility Agreement, dated as of April 30, 2019, by and among the Company, and its subsidiaries listed therein (collectively, the “Borrowers”), JPMorgan Chase Bank, N.A., as Administrative Agent and Foreign Administrative Agent, the lenders party thereto and the other parties thereto (as amended to date, including by the Three-Year Amendment, the “Three-Year Facility Agreement”);
•	Amendment No. 2 to the Four-Year Syndicated Facility Agreement (the “Four-Year Amendment”), which amends that certain Four-Year Syndicated Facility Agreement, dated as of April 30, 2019, by and among the Company, and its subsidiaries listed therein (collectively, the “Borrowers”), JPMorgan Chase Bank, N.A., as Administrative Agent and Foreign Administrative Agent, the lenders party thereto and the other parties thereto (as amended to date, including by the Four-Year Amendment, the “Four-Year Facility Agreement”); and
•	Amendment No. 2 to the Five-Year Syndicated Facility Agreement (the “Five-Year Amendment”), which amends that certain Five-Year Syndicated Facility Agreement, dated as of April 30, 2019, by and among the Company, and its subsidiaries listed therein (collectively, the “Borrowers”), JPMorgan Chase Bank, N.A., as Administrative Agent and Foreign Administrative Agent, the lenders party thereto and the other parties thereto (as amended to date, including by the Five-Year Amendment, the “Five-Year Facility Agreement”, together with the Restated Three-Year Facility Agreement and the Four-Year Facility Agreement, each, a “Facility Agreement” and, collectively, the “Facility Agreements”).

Among other changes, these amendments extend the Maturity Date of each of the Facility Agreements by one (1) year, add customary LIBOR benchmark replacement language, revise the definition of “EBITDA” to include certain additional addbacks and deductions, remove the financial covenant requiring the Company to comply with a minimum net interest expense coverage ratio, increase the maximum permitted leverage ratio and permit further increases thereof at the Company’s election after the consummation of certain qualified transactions by the Company, and increase the general debt basket and the general lien basket to a greater percentage of total tangible assets of the Company and its subsidiaries.

The borrowing commitment amount of each of the Facility Agreements remains unchanged as a result of the amendments.

The above description is only a summary of certain provisions of the Facility Agreements and is qualified in its entirety by reference to the full text of the Amendments (including the forms of each restated Facility Agreement attached as Annex I in each Amendment), copies of which are filed as Exhibit 10.1, 10.2 and 10.3 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description
10.1	Amendment No. 2 to Three-Year Syndicated Facility Agreement, dated as of March 30, 2021.

10.2	Amendment No. 2 to Four-Year Syndicated Facility Agreement, dated as of March 30, 2021.

10.3	Amendment No. 2 to Five-Year Syndicated Facility Agreement, dated as of March 30, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMCOR PLC

By:	/s/ Damien Clayton
	Name:	Damien Clayton
	Title:	Company Secretary

Dated: March 31, 2021

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